EXHIBIT 99.1

ADAMS NATURAL RESOURCES FUND, INC.

ARTICLES SUPPLEMENTARY

Adams Natural Resources Fund, Inc., a Maryland corporation (the “Company”),hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), by resolutions duly adopted by the Board of Directors of the Company (the “Board”) and notwithstanding any other provision in the Company’s charter or Bylaws to the contrary, the Company elects to be subject to Section 3-803 of the MGCL, the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the
MGCL.

SECOND: The Company’s election to be subject to Section 3-803 of the MGCL has been approved by the Board in the manner and by the vote required by law.

THIRD: The undersigned officer acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed in its name and on its behalf by its Chief Executive Officer andPresident and attested by its Secretary on this third day of June, 2024.

ATTEST:	ADAMS NATURAL RESOURCES FUND, INC.

/s/ Janis F. Kerns	By: /s/ James P. Haynie
Janis F. Kerns	James P. Haynie
Secretary	Chief Executive Officer & President